EXHIBIT 23.1
CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 10, 2006, accompanying the consolidated financial statements and schedule of Applica Incorporated appearing in the 2005 Annual Report of the Company on Form 10-K for the year ended December 31, 2005 which is incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.
/s/ Grant Thornton LLP
Miami, Florida
August 1, 2006